UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On May 17, 2021, Signet Jewelers Limited (“Signet” or the “Company”), through its subsidiary Sterling Jewelers Inc. (“Sterling”), entered into an Amended and Restated Credit Card Program Agreement (“Sterling Program Agreement”) with Comenity Bank (“Comenity Bank”), which amends and restates the Credit Card Program Agreement entered into by and between Sterling and Comenity Bank on May 25, 2017. In addition, on May 17, 2021, the Company, through its subsidiary Zale Delaware, Inc. (“Zale”), entered into an Amended and Restated Private Label Credit Card Program Agreement (“Zale Program Agreement” and together with the Sterling Program Agreement, each a “Program Agreement” and collectively the “Program Agreements”) with Comenity Capital Bank (“Comenity Capital” and together with Comenity Bank, “Comenity”), which amends and restates the Private Label Credit Card Program Agreement entered into by and among Zale, Zale Puerto Rico, Inc. and Comenity Capital on July 9, 2013.
Each Program Agreement has an initial term from July 1, 2021 through December 31, 2025 and, unless terminated earlier by either party, automatically renews for successive two-year terms.
The Program Agreements provide for, among other things, that Comenity operate a primary source program to issue credit cards to Sterling and Zale customers to be serviced, maintained, administered, collected upon, and promoted in accordance with the terms therein (the "Primary Source Program"). Each Program Agreement includes a signing bonus, which may be repayable under certain conditions if such Program Agreement is terminated.
Subject to limited exceptions, including permitting a second look program, during the term of the applicable Program Agreement, Comenity will be the exclusive issuer of open-ended credit products (including credit cards) in the United States bearing specified Company trademarks, including trademarks associated with “Kay”, “Jared” and other specified regional brands under the Sterling Program Agreement, and, “Zale”, “Piercing Pagoda”, and other specified regional brands under the Zale Program Agreement.
The Program Agreements contain customary representations, warranties, and covenants. Upon expiration or termination by either party of a Program Agreement, Sterling or Zale, as applicable, retains the option to purchase, or arrange the purchase by a third party of, the program assets from Comenity on customary terms and conditions. In the case of a purchase by Sterling upon expiration or termination of the Sterling Program Agreement, such purchase shall be on terms that are no more onerous to Sterling than those applicable to Comenity Bank under the Purchase Agreement, dated May 25, 2017, by and between Sterling and Comenity Bank.
This description is a summary and does not purport to be a complete description of the Program Agreements. It is qualified in its entirety by the full text of the Program Agreements, which are incorporated herein by reference and will be filed with the Company’s next quarterly report on Form 10-Q.
Item 8.01     Other Events

In addition to the Program Agreements, on May 17, 2021, the Company, through Sterling, entered into an Amended and Restated Program Agreement (the “Genesis Agreement”) with Genesis FS Card Services, Inc. (“Genesis”), which amends and restates the Program Agreement entered into by and between Sterling and Genesis on July 26, 2018. The Genesis Agreement has an initial term from July 1, 2021 through December 31, 2025 and, unless terminated earlier by either party, automatically renews for successive one-year periods.
Under the terms of the Genesis Agreement, Genesis will expand its role in originating, funding, administering and servicing a second look credit program to Sterling customers that are declined under Sterling's new Primary Source Program. Comenity and Genesis are longtime partners in the Company’s credit provider structure, and are currently integrated into the Company’s point of sale operations in-store and online.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	May 18, 2021	By:	/s/ Joan Hilson
		Name:	Joan Hilson
		Title:	Chief Financial and Strategy Officer